Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM HIGH YIELD FUND

A Special Meeting ("Meeting") of Shareholders of AIM High Yield Fund, an investment portfolio of AIM Investment Securities Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                              Withheld/
Matters                                                                         Votes For   Abstentions**
-------                                                                        -----------  -------------
(1)* Bob R. Baker............................................................  912,892,298     28,847,414
     Frank S. Bayley.........................................................  913,008,455     28,731,257
     James T. Bunch..........................................................  913,341,420     28,398,292
     Bruce L. Crockett.......................................................  913,203,171     28,536,541
     Albert R. Dowden........................................................  913,072,485     28,667,227
     Jack M. Fields..........................................................  913,149,467     28,590,245
     Martin L. Flanagan......................................................  913,192,693     28,547,019
     Carl Frischling.........................................................  912,673,761     29,065,951
     Prema Mathai-Davis......................................................  912,736,169     29,003,543
     Lewis F. Pennock........................................................  913,161,598     28,578,114
     Larry Soll, Ph.D........................................................  913,103,023     28,636,689
     Raymond Stickel, Jr.....................................................  913,226,575     28,513,137
     Philip A. Taylor........................................................  913,112,934     28,626,778

                                                                                                Votes       Withheld/      Broker
                                                                                Votes For      Against     Abstentions   Non-Votes
                                                                               -----------  -------------  -----------  -----------
(2)* Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the
     Trust, the Fund, and each other series portfolio of the Trust, or a
     share class without a shareholder vote..................................  656,571,157     84,588,425   29,671,238  170,908,892

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Investment Securities Funds.

**   Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                                Votes       Withheld/      Broker
Matter                                                                          Votes For      Against     Abstentions   Non-Votes
------                                                                         -----------  -------------  -----------  -----------
(3)  Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc.
     and each of AIM Funds Management, Inc.; Invesco Asset Management
     Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset
     Management (Japan) Limited; Invesco Australia Limited; Invesco Global
     Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured Management,
     Inc.....................................................................   96,882,277      4,756,099    4,282,011   23,355,253

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026304.